UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Convertible Notes Amendment

On June 27, 2019, XpresSpa Group, Inc. (the “Company”) entered into a third amendment (the “Secured Convertible Notes Amendment”) to its outstanding Secured Convertible Notes due November 17, 2019 (the “Secured Convertible Notes”). Pursuant to the terms of the Secured Convertible Notes Amendment, the holders of the Secured Convertible Notes agreed to voluntarily convert all outstanding principal and interest on the Secured Convertible Notes no later than June 28, 2019 at a reduced conversion price equal to $2.48 per share of the Company common stock, par value $0.01 per share (the “Common Stock”). As a result of such conversion, an additional 941,410 shares of Common Stock are expected to become outstanding. In addition, if, as of 4PM on June 28, 2019, any holder of the Secured Convertible Notes would otherwise beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion of such holder's then unconverted outstanding principal and interest, such holder's Secured Convertible Note will convert automatically into warrants to purchase a number of shares of Common Stock equal to such holder's then outstanding principal amount plus accrued interest divided by $2.48. Such warrants will have an exercise price of $0.01 and otherwise be identical in form and substance to the Company's existing Class A Warrant issued on May 18, 2018.

The foregoing description of the Secured Convertible Notes Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The description regarding the Secured Convertible Notes Amendment described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The description regarding the Secured Convertible Notes Amendment described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

Calm Private Placement

The Company is in advanced discussions with Calm.com, Inc. (“Calm”) pursuant to which the Company contemplates selling (i) an aggregate principal amount of $2,500,000 in 5.00% unsecured convertible Notes due 2022 (the “Calm Notes”), which will be convertible into shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and (ii) a number of warrants to purchase shares of Common Stock that will be equal to 75% of the aggregate principal amount of the Calm Note, at an exercise price per share to be determined between the Company and Calm (the “Calm Warrants”) (collectively, the “Calm Private Placement”). The Calm Warrants are expected to be exercisable beginning six months from the date of issuance, have a term of five years and feature an exercise price per share to be determined between the Company and Calm.

It is expected that the Calm Notes will be convertible at any time until the Calm Notes are no longer outstanding, in whole or in part, at the option of Calm into shares of Series E Preferred Stock at a conversion price equal to $3.10 per share, except that no shares of Series E Preferred Stock may be issued as payment of interest or in connection with anti-dilution protection or voluntary reduction of the conversion price until receipt of approval of the Company’s shareholders (“Shareholder Approval”). It is expected that interest on the Calm Notes will be payable in arrears beginning on the last day of each February, May, August and November during the period beginning on the original issuance date and ending on, and including, the maturity date, when all amounts outstanding under the Calm Notes will become due and payable in cash. It is expected that the Company will have the option to elect to pay interest in cash, shares of Series E Preferred Stock or a combination thereof.

The following description of the Calm Private Placement and the Calm Notes reflects the current understanding of the parties and is subject to ongoing negotiation. There can be no assurance that the Calm Private Placement will be completed on the terms described above or at all.

Calm Collaboration Agreement

The Company is also in advanced discussions to enter into an Amended and Restated Product Sale and Marketing Agreement with Calm (the “Amended and Restated Collaboration Agreement”), which would replace the parties’ previous Product Sale and Marketing Agreement, dated as of November 12, 2018. The Amended and Restated Collaboration Agreement is expected to primarily relate to the display, marketing, promotion, offer for sale and sale of Calm’s products in each of the Company’s branded stores throughout the United States. The Amended and Restated Collaboration Agreement is expected to remain in effect until July 31, 2021, unless terminated earlier in accordance with the Amended and Restated Collaboration Agreement, and will automatically renew for successive terms of six months unless either party provides written notice of termination no later than thirty days prior to any such automatic renewal of the Amended and Restated Collaboration Agreement.

The following description of the Amended and Restated Collaboration Agreement reflects the current understanding of the parties and is subject to ongoing negotiation. There can be no assurance that the Amended and Restated Collaboration Agreement will be completed on the terms described above or at all.

Amendment to Certificate of Designations of Series E Convertible Preferred Stock

In connection with the Calm Private Placement, the Company anticipates amending the Certificate of Designations of Series E Convertible Preferred Stock (the “Series E COD Amendment”) to (i) increase the number of authorized shares of Series E Preferred Stock and (ii) upon receipt of Shareholder Approval, reduce the conversion price to a price to be determined between the Company and Calm. The Company intends to seek Shareholder Approval of the Series E COD Amendment.

The following description of the Series E COD Amendment reflects the current understanding of the parties and is subject to ongoing negotiation. There can be no assurance that the Series E COD Amendment will be completed on the terms described above or at all.

B3D Transaction

The Company is also in advanced discussions to enter into an amendment to its existing Credit Agreement with B3D, LLC (“B3D”) (the “Credit Agreement Amendment”) in order to, among other provisions, (i) extend the maturity date to May 31, 2021, (ii) increase the outstanding principal amount in exchange for a deferral of the payment of interest for a certain period of time, (iii) provide that $1.5 million of the outstanding principal amount and the deferred interest payment will be convertible into Common Stock subject to receipt of Shareholder Approval (the “B3D Note”) and (iv) provide for the issuance of warrants to purchase 300,000 shares of Common Stock (the “B3D Warrants”) (collectively, the “B3D Transaction”). It is contemplated that the B3D Warrants would be exercisable beginning six months from the date of issuance, have a term of five years and feature an exercise price equal to the market value of the Common Stock immediately prior to the time of entry into the transaction documents. The following description of the B3D Transaction reflects the current understanding of the parties and is subject to ongoing negotiation. There can be no assurance that the B3D Transaction will be completed on the terms described above or at all.

In addition, at the option of B3D following receipt of Shareholder Approval, an amount of up to $1,500,000 of the outstanding principal amount of the B3D Notes, plus any accrued and unpaid interest on such amount that is outstanding on the conversion date, will be convertible, in whole or in part, into shares of Common Stock.

This Current Report on Form 8-K contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipates,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “will be,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 1, 2019, as subsequently amended on April 30, 2019 and any future reports we file with the Securities and Exchange Commission. The forward-looking statements set forth herein speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

4.1	Form of Third Amendment to Secured Convertible Notes, dated as of June 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: June 27, 2019	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer